Exhibit 10.11

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Third Amendment”) is made as of the 13th day of September, 2011, by and between Domain Gateway I, LP, a Texas limited partnership (“Seller”), and KBS Capital Advisors LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A.        Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated as of August 22, 2011, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 2, 2011, that certain Second Amendment to Agreement of Purchase and Sale dated as of September 9, 2011, that certain email chain between Seller’s counsel and Buyer’s counsel date-stamped as of September 12, 2011 at 2:58 p.m. (California Time), and that certain email chain from Buyer’s counsel date-stamped as of September 12, 2011 at 7:20 p.m. (California Time) (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B.        Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Third Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1.        Recitals.  The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2.        Reduction in Purchase Price.  Notwithstanding anything to the contrary in the Purchase Agreement (including, without limitation, Section 1.2(a) thereof), the Purchase Price shall be, and hereby is, decreased from Forty-Eight Million Five Hundred Thousand and 00/100 Dollars ($48,500,000.00) to Forty-Eight Million Fifteen Thousand and 00/100 Dollars ($48,015,000.00).

3.        Contingency Period.  The last day of the Contingency Period shall be, and hereby is, extended from September 13, 2011, at 12:00 p.m. Central Standard Time to September 15, 2011, at 5:00 p.m. Central Standard Time.

4.        Additional Deposit.  Section 1.2(b)(2) of the Purchase Agreement is hereby deleted in its entirety and the following text is inserted in lieu thereof:

“(2)      If Buyer delivers an Asset Approval Notice under Section 2.2 to Seller prior to the expiration of the Contingency Period, Buyer shall deposit in escrow with the Title Company an additional amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Additional Deposit”) in cash or other immediately available funds no later than 5:00 p.m. Central Standard Time on the date upon which the Contingency Period expires. The Initial

Deposit and the Additional Deposit (if and when the Additional Deposit is deposited by Buyer with the Title Company as provided hereunder) are collectively referred to herein as the “Deposit”.”

5.        Closing Date.  The Closing Date shall be, and hereby is, extended from September 13, 2011, at 2:00 p.m. (Central Standard Time) to September 27, 2011, at 2:00 p.m. (Central Standard Time).

6.        Extension Deposit.  The last sentence of Section 8.2 of the Purchase Agreement is hereby deleted in its entirety, and all references in the Purchase Agreement to the “Extension Deposit” are hereby deleted.

7.        Effectiveness of Agreement.  Except as modified by this Third Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.

8.        Counterparts.  This Third Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

9.        Telecopied Signatures.  A counterpart of this Third Amendment that is signed by one party to this Third Amendment and telecopied to the other party to this Third Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Third Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Third Amendment.

10.      Successors and Assigns.  All of the terms and conditions of this Third Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Buyer have entered into this Third Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.

[SIGNATURES ON NEXT PAGE]

“SELLER”

DOMAIN GATEWAY I, LP,
a Texas limited partnership

By: RREEF DOMAIN GP, LLC,
a Delaware limited liability company
Its: General Partner

By: /s/ authorized signatory
Its: Authorized Representative

“BUYER”

KBS CAPITAL ADVISORS LLC,

a Delaware limited liability company

By: /s/ Charles J. Schreiber, Jr.

   Charles J. Schreiber, Jr.

   Chief Executive Officer